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                                                                    EXHIBIT 10.3

                                CONSULTANCY DEED


                             EDWARDS ROBINSON LARK
                            --Commercial Lawyers---
      23 Ventnor Avenue West Perth WA 6005 Postal Address: PO Box 212 West
                                 Perth WA 6872
                     Phone (09) 481 4774 Fax (09) 481 5370
                                 Our Ref: PGL:
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THIS DEED is made between the following parties:

1. ULTRAK, INC. a company registered in Delaware USA of 1220 Champion Circle, Suite 100 Carrollton, Texas 75006("Ultrak").

3. RHODES DAVIES & ASSOCIATES PTY LTD (ACN 009 333 788) of care of Complete Business Systems, 47A Kirwan Street, Floreat, Western Australia ("Consultant")

4. MAXPRO SYSTEMS PTY LTD (ACN 009 081 467) Unit 1, 25 Irvine Drive, Malaga, Western Australia in its capacity as trustee of the Rhodes Davies Trust (the "Company").

RECITALS

A. The Executives, Ultrak, the Consultant and the Company have entered into the Stock Agreement and, after consummation of the transactions contemplated by the Stock Agreement, Ultrak and will be the majority holder of the shares in the Company.

B.   The Company carries on the Business.

C.   The Executives are directors and employees of the Consultant.

D. The Company has agreed to appoint the Consultant as a consultant to provide to the Company the Management Services and the Consultant has agreed to accept the appointment and provide the Management Services to the Company on the terms of this deed.

THE PARTIES AGREE, in consideration of, among other things, the mutual promises contained in this deed:

1.   DEFINITIONS AND INTERPRETATION

In this deed, including the recitals:

1.1  DEFINITIONS

"B&A Nominee" means Selwyn Bajada or any person for the time being holding the office of director of Bajada & Associates Pty Ltd ACN 059 781 770 who is nominated by that corporation to replace Selwyn Bajada.

"Business" means the electronics security business carried on by the Company in the area of closed circuit television system design, manufacture, supply, installation and commissioning.

"Business Day" means every day which is not a Saturday, Sunday or public or bank holiday within the meaning of the Public and Bank Holidays Act 1972 (WA);

"Board" means the board of directors from time to time of the Company.

"Commencement Date" means 1 July 1996;

"Consulting Fee" means the fee payable to the Consultant under Clause 4;

"Executives" means Christopher Davies, Kim Rhodes and Scott Rhodes;

"Former Deed" means the Consultancy Agreement made between the Company and the Consultant and dated September 14, 1994.

"Information" means any information in respect of the Company's business which is not in the public domain and includes, but is not limited to, any document, book, account, process, patent, specification, drawing, design or know-how which is:

(a)  supplied by the Company to the Consultant or an Executive; or

(b) generated by the Consultant or an Executive in the course of performing the Consultant's obligations under this deed;


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"Management Services" means the services to be provided to the Company by the
Consultant under Clause 2.2 and in accordance with the terms of this deed, including but not limited to assisting the Company with the management of the Subsidiary;

"Shareholders" means Ultrak and any persons who become shareholders in the Company by assignment from Ultrak subsequent to the Commencement Date;

"Stock Agreement" means the Stock Purchase Agreement to be entered into among
the Executives and Ultrak on August         1996;

"Subsidiary" means Maxpro Systems Pty Ltd, a corporation incorporated in the State of Nevada;

"Term" means the period of two years commencing on the Commencement Date;

"Termination Date" means the last day of the Term;

"Ultrak Shares" means the shares in Ultrak which may be earned under Clauses 1.02(a)(ii) & (iii) of the Stock Agreement by the Executives; and

"US$" means United States of America dollars.

1.2  INTERPRETATION

In this deed, unless the contrary intention appears, the following provisions apply to the interpretation of this deed:

(a) Headings, underlining and numbering are for convenience only and do not affect the interpretation of this deed.

(b) A reference to a statute, regulation, proclamation, ordinance or by-law includes every statute, regulation, proclamation, ordinance or by-law amending, consolidating or replacing them, and a reference to a statute includes every regulation, proclamation, ordinance and by-law issued under that statute.

(c) A reference to a party to this deed or to another document referred to in this deed includes that party's successors and permitted assigns.

(d) Where the day on or by which a thing is required to be done is not a Business Day, that thing is to be done or by the succeeding Business Day.

2.   ENGAGEMENT

2.1  ENGAGEMENT

(a) The Company engages the Consultant for the Term for the purposes of providing to the Company the Management Services and the Consultant accepts such appointment.

(b)  The Company agrees that it will pay the Consulting Fee to the Consultant.

(c)  The parties may extend the Term by mutual written consent.

2.2  RESPONSIBILITIES

Until the Termination Date the Consultant shall manage the Business in the manner which it best sees fit:

(a)  with due skill, expertise, diligence and vigour; and

(b)  in accordance with all applicable laws, regulations, orders and rules.

2.3  TERMINATION OF FORMER DEED

This deed terminates the Former Deed with effect from the Commencement Date.




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3.   COVENANTS

3.1  EXECUTIVES OF CONSULTANT

(a) The Consultant agrees to make the Executives available to the Company to enable the Company to undertake its usual business including the management of the Subsidiary and all overseas operations.

(b) The Company and the Shareholders acknowledge that as employees of the Consultant, the Executives are entitled to public holidays, annual leave and sick leave from the Consultant and as a consequence all three Executives will not always be available at the same time to manage the Business.

3.2  PERFORMANCE BY EXECUTIVES

The Consultant shall procure that the Executives, whilst they or any of them are employed by the Consultant:

(a) perform the Management Services in accordance with the reasonable directions of the Board and in a reasonably competent and expeditious manner; and

(b)  diligently attend to the Business.

3.3  NO CONFLICT OF INTEREST

The Consultant warrants that neither the Consultant nor the Executives will perform services of any type, or provide any advice or assistance to any competitor or potential competitor of the Company either directly or indirectly nor do any other act which may give rise to a conflict with the interests of the Company.

4.   OPERATING DETAILS

4.1  SUBSIDIARY

Subject always to the directions of the Company as the sole shareholder of the Subsidiary

(a) the Executives are at the date of this deed all directors of the Subsidiary and intend to maintain those offices.

(b) the Executives and the B&A Nominee shall act as joint Presidents of the Subsidiary.

(c) it is likely that Andrew Jackson and Nigel Heard will be appointed as Vice Presidents of the Subsidiary.

4.2  BUDGETS

(a) The Executives shall prepare realistic budgets with a view to the Company achieving both earnout profit targets under Clause 1.02(a) of the Stock Agreement on the basis of consolidated accounts (the "Budgets").

(b) Ultrak undertakes to use its best endeavours to accept the Budgets prepared under Clause 4.2(a).

(c) Where Ultrak determines that in the opinion of Ultrak it would be appropriate to incur expenditures in addition to those set out in any Budget and requests the Board to consider the merit of those expenditures, provided that the Board agrees to those expenditures, then such expenditures shall not be considered in calculating the earnout profit targets under Clause 1.02(a) of the Stock Agreement.


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4.3  CO-OPERATION BY ULTRAK

Ultrak covenants that so long as the Board is managing the Company in accordance with the Budgets and there are no significant commercial or personal difficulties between the executives of Ultrak and any of the Executives that Ultrak will not seek to interfere with the day to day management of the Company or the Board.

4.4  CONSENT OF SHAREHOLDERS

The Board shall not without the prior approval of Ultrak and Bajada & Associates Pty Ltd ACN 059 781 770:

(a) amend the Memorandum of Association or the Articles of Association of the Company;

(b) borrow money from any person other than Ultrak unless the Company is able to obtain money on terms which the Board considers to be more favorable than the terms offered by Ultrak; or

(c)  issue any shares in the Company or the Subsidiary.

5.   CONSULTING FEE

(a) The Consulting Fee for the twelve month period commencing from the Commencement Date shall be US$840,000 and for the following twelve month period shall be US$560,000 payable in equal monthly instalments no later than the 15th day of each month into such bank accounts as the Consultant directs.

(b) Any monthly instalment of the Consulting Fee which would have been paid by the Commencement Date if this deed had been entered into before the Commencement Date shall be paid promptly upon the signing of this deed; provided, however, that the amount shall be reduced by any payments under the Former Deed.

6.   EXPENSES

The Company must reimburse the Consultant and the Executives for reasonable out-of-pocket expenses incurred by the Consultant or the Executives, as the case may be, in connection with the Business.

7.   APPOINTMENT AS DIRECTORS

(a) The Shareholders agree that the Executives will initially comprise the majority of the Board of directors of the Company, but, notwithstanding anything to the contrary in this deed, the Shareholders reserve the right to make changes to the Board as they see fit.

8.   DELEGATION AND SUBSTITUTION

(a) Subject to Clause 8(b), the Consultant is required to personally perform all of the Management Services and has no right to delegate performance of the Management Services to any employee of the Consultant other than to one or more of the Executives.

(b) If any Executive dies or through ill health is unable to perform his services to the Consultant, the Consultant shall be entitled to replace the deceased or ill Executive.

(c) The Shareholders acknowledge that they are satisfied with the level of staffing of the Company at the Commencement Date and have no present intentions to reduce it.

(d) The Shareholders further acknowledge that if the Consultant determines that the level of activity of the Company or the Subsidiary is sufficient to justify the appointment of any further staff to the Company or the Subsidiary that it will be empowered to arrange any such appointment on terms and conditions of its choosing.


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9.   RESPONSIBILITY FOR LEAVE AND OTHER BENEFITS

9.1  NO RESPONSIBILITY

Subject to Clause 9.2, the Company is not responsible for the Executives and the Consultant shall not have any claim against the Company for annual leave, sick leave, long service leave, public holidays, superannuation contributions, redundancy payments, or any other similar benefits that may be owing to the Executives in connection with the Management Services under this deed.

9.2  INDEMNITY

(a) Subject to Clause 9.2(b), the Consultant agrees to indemnify the Company in the event that the Company is required to make payments in relation to any of the benefits referred to in sub-Clause 9.1 to the Executives.

(b) In the event that any liability to State Payroll tax is assessed to any of the Company or the Consultant in respect of any part of the Consulting Fee paid for the Management Services or remuneration paid by the Consultant to the Executives out of the Consulting Fee, this tax shall be met by the Company.

10.  RESPONSIBILITY FOR INCOME TAXES AND INSURANCE

10.1 INCOME TAX

The Consultant is responsible for making any income tax deductions or payments required under the Income Tax Assessment Act 1936 (Commonwealth) arising from payment of the Consultancy Fee, and expressly forbids the Company from making any income tax deductions or payments.

10.2 WORKER'S COMPENSATION

The Consultant will take out any necessary workers' compensation insurance as required by the Workers' Compensation and Rehabilitation Act 1981 (WA) in connection with the Consultant's engagement under this deed.

10.3 SUPERANNUATION

The Consultant is responsible for making any superannuation payments required under the Superannuation Guarantee (Administration) Act 1992 (Commonwealth) in connection with the Consultant's engagement under this deed.

10.4 FRINGE BENEFITS TAX

The Consultant must pay any fringe benefit tax payable under the Fringe Benefits Tax Assessment Act 1986 (Cth) in relation to any remuneration or benefit provided by the Company to the Consultant or the Executives under this deed.

11.  CONFIDENTIALITY

11.1 CONSULTANT'S OBLIGATIONS

The Consultant must:

(a) keep any Information secret and confidential, except to the extent that the Consultant or an Executive is required by law to disclose it;

(b) take all reasonable and necessary precautions to maintain the secrecy and prevent the disclosure of any Information; and

(c) procure that each Executive complies with the obligations set out in this clause.

11.2 SURVIVAL OF OBLIGATIONS

The Consultant's obligations under this Clause 11 survive the termination of the Consultant's appointment as consultant to the Company.


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12.  TERMINATION OF DEED

12.1 TERMINATION

Subject to clauses 12.2 and 12.3, this deed shall only terminate on the Termination Date.

12.2 TERMINATION BY NOTICE

Either party shall be entitled to terminate this deed, by written notice to the other party; if:

(a) an order is made or an effective resolution is approved for the appointment of a provisional liquidator or, for the winding up of the Company or the Consultant (as the case may be);

(b) a receiver or manager is appointed for the Company or the Consultant (as the case may be) or any part of the assets of the Company or the Consultant;

(c) the Company or the Consultant (as the case may be) proposes to enter into, or enters into, any scheme of arrangement with creditors or any of them; or

(d) the Company or the Consultant (as the case may be) calls a meeting of its creditors for the purpose of placing the Consultant under official management and appointing an official manager of the Company or the Consultant (as the case may be).

12.3 TERMINATION WITHOUT PREJUDICE

Termination by either party of this deed shall be without prejudice to the rights or obligations of the terminating party in respect of any occurrence prior to such termination.

12.4 ACTION UPON TERMINATION

Upon termination of this deed, the Consultant shall:

(a) relinquish possession and control to the Company, or as the Company shall direct, of all the Company's assets and moneys held or controlled by the Consultant pursuant to this deed; and

(b) deliver to the Company, or as the Company shall direct, all documents, books, confidential information, technical information, intellectual property, accounts and other records relating to the Business, the Information or the performance of the Management Services or its other duties and obligations hereunder.

13.  LEGAL RELATIONSHIP

(a) The Company and the Consultant agree that the legal relationship between the Company and the Consultant is that of principal and independent contractor and not that of employer and employee and no term of this deed shall be construed as creating a relationship of employer and employee between the Company and the Consultant or any employee or agent of the Consultant.

(b) Neither the Consultant nor the Company is liable for the obligations or debts of the other except as set out in this deed.

14.  COMPETITION

14.1 UNDERTAKINGS

Neither the Consultant nor any of the Executives shall without first obtaining the written consent of the Company:

(a) directly or indirectly carry on any business similar to or competitive with the Business in the world for 1 year after the termination of this deed.


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(b)  persuade any person or corporation which is a customer or client of the
     Company, or who was in the twelve month period before the termination of this deed a customer or client of or in respect of the Business, to cease doing business with the Company or reduce the amount of business which the customer or client would normally do in respect of the Business for 1 year after the termination of this deed:

(c) For a period of one year after the termination of this deed, induce or attempt to induce any person who at the termination of this deed is an employee of the Company in the Business to terminate his or her employment with the Company.

15.  MISCELLANEOUS

15.1 NOTICES

(a)  A notice:

     (1) to a party to this deed is to be in legible writing and in English addressed to that party at its address set out at the beginning of this deed;

     (2) is to be signed by the sender or, in the case of a body corporate, is to be signed by an officer of, or under the common seal of, the sender or by its solicitors or agents;

     (3) is to be regarded as having been given by the sender and received by the addressee;

          (A)  if by delivery in person, when delivered to the addressee;

          (B) if by post, 3 Business Days from and including the date of postage to the addressee; or

          (C) if by facsimile transmission, when the sender has a clear transmission report to the addressee,

          but if the delivery or receipt is on a day which is not a Business Day or is after 4:00 pm (addressee's time) on the following Business Day.

(b) A facsimile transmission is to be regarded as legible unless the addressee telephones the sender within 1 Business Day after transmission and informs the sender that it is not legible.

(c) A notice can be relied on by the addressee, and the addressee is not liable to another person for the consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

15.2 CONTINUING EFFECT

The obligations imposed and the benefits conferred on the parties under this deed shall be binding upon and enure to the respective parties and each of their respective permitted successors in title, transferees and permitted assigns.

15.3 COSTS

The parties must procure that the Executives pays the costs of Edwards Robinson Lark in relation to the preparation of this deed and any stamp duty assessed on the deed.

15.4 CUMULATIVE REMEDIES

All remedies either under this deed, at law, in equity, under statute or otherwise afforded to the Consultant or the Company will be cumulative and not alternative.


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15.5 ENTIRE DEED

The terms, covenants, conditions, agreements, provisions, stipulations and obligations, contained in, and implied by, this deed comprise the entire agreement between the parties at the Commencement Date and no other term, covenant, condition, agreement, provision, representation or warranty applies.

15.6 ASSIGNMENT

(a) Rights arising out of, or under, this deed are not assignable by one party without the prior written consent of the other party.

(b) A breach of sub Clause (a) by one party entitles the other party to terminate this deed.

(c) As a condition to the giving of consent by one party to the other to a proposed assignment, the party giving that consent is entitled to require guarantees of directors and/or shareholders of a body corporate to which this deed is to be assigned and a guarantee of this deed of the performance of the proposed assignee.

(d) A Shareholder may not transfer all or any of its shares in the Company without first procuring that the transferee enters into a deed to the reasonable satisfaction of the Consultant which contains provisions substantially in the form of the provisions of this deed.

15.7 EXCLUSION OF MORATORIA

     A statute, moratorium or other governmental order which affects prejudicially the rights, powers or discretions of the parties under this deed does not apply to this deed unless application is mandatory.

15.8 VARIATION

     A variation of a term of this deed must be in writing and signed by each of the parties to this deed.

15.9 WAIVER

(a) A waiver of a breach of this deed or of the rights created by, or arising under, this deed must be in writing and signed by the party giving the waiver.

(b)  A breach of this deed is not waived by:

     (1)  a failure to exercise;

     (2)  a delay in exercising; or

     (3)  a partial exercise,

     of a remedy available under this deed or at law or in equity.

(c)  A right created by, or arising under, this deed is not waived by:

     (1)  a failure to exercise;

     (2)  a delay in exercising; or

     (3)  a partial exercise,

     of that right.

15.10 GOVERNING LAW AND JURISDICTION

(a)  This deed is governed by the laws of Western Australia; and


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(b)  Each party irrevocably submits to the exclusive jurisdiction of the Courts of Western Australia with respect to this deed; provided, however, such submission shall not cause Ultrak to be subject to taxation in Western Australia or to qualify as a foreign corporation in Western Australia.

(c)  The parties acknowledge that Ultrak has no physical presence in Australia.

15.11 COUNTERPARTS

(a)  This deed may be executed in any number of counterparts.

(b)  All counterparts, taken together, constitute one instrument.

(c)  A party may execute this deed by signing any counterpart.

EXECUTED by the parties as a deed this 7 day of August 1996.

ULTRAK, INC.

By:

George K. Broady, President and CEO
                                              RHODES
THE COMMON SEAL of                            DAVIES
RHODES DAVIES & ASSOCIATES PTY LTD         & ASSOCIATES
was hereunto affixed by                      PTY LTD
authority of the directors              A.C.N. 009 333 788
in the presence of:
                                            COMMON SEAL

/s/ K. RHODES                           /s/ C. DAVIES
- --------------------------------        ------------------------------
Director                                Director/Secretary


KIM RHODES                              CHRISTOPHER DAVIES
- --------------------------------        -------------------------------
Name (please print)                     Name (please print)


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THE COMMON SEAL of                           MAXPRO
MAXPRO SYSTEMS PTY LTD                       SYSTEMS
was hereunto affixed by                      PTY LTD
authority of the directors              A.C.N. 009 081 467
in the presence of:
                                            COMMON SEAL

/s/ K. RHODES                           /s/ [ILLEGIBLE]
- --------------------------------        ------------------------------
Director                                Secretary


KIM RHODES                              [ILLEGIBLE]
- --------------------------------        -------------------------------
Name (please print)                     Name (please print)


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                            STOCK PURCHASE AGREEMENT
                  EXHIBIT 8.07: CONSENT BY BAJADA & ASSOCIATES

Bajada & Associates Pty Ltd (ACN 059 781 770) hereby consents to the Acquisition and the terms of the Agreement.

SIGNED for and on behalf of
Bajada & Associates Pty Ltd
by its Managing Director

         /s/ BAJADA
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